Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8222

CommonWealth REIT Announces Debt Tender Offer

Newton, MA – February 25, 2013 – CommonWealth REIT (“CommonWealth”) (NYSE: CWH) today announced that it has commenced a tender offer to purchase for cash up to $450,000,000 of the outstanding principal amount of the respective debt securities listed in the table below.

The tender offer consists of an offer (the “Offer”) which is being made upon the terms and subject to the conditions set forth in an offer to purchase and related letter of transmittal, dated February 25, 2013, to purchase up to $450,000,000 aggregate principal amount of the 5.75% Senior Notes due February 15, 2014, 6.40% Senior Notes due February 15, 2015, 5.75% Senior Notes due November 1, 2015 and 6.25% Senior Notes due August 15, 2016, all listed below (“the Senior Notes”). CommonWealth refers investors to the tender offer documents for the complete terms of the Offer.

Issuer(1)	CUSIP Numbers	Title of Security	Principal Amount Outstanding (US$)	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread (basis points)	Acceptance Priority Level(3)	Early Tender Premium(4)

HRPT Properties Trust	40426WAQ4	5.75% Senior Notes due February 15, 2014	$244,655,000	0.75% due	FIT3	+ 50	1	$20
				August 15, 2013

HRPT Properties Trust	40426WAP6	6.40% Senior Notes due February 15, 2015	$186,000,000	0.25% due	FIT1	+ 75	2	$20
				January 31, 2015

HRPT Properties Trust	40426WAS0	5.75% Senior Notes due November 1, 2015	$250,000,000	0.25% due	FIT1	+ 125	3	$20
				January 31, 2015

HRPT Properties Trust	40426WAR2	6.25% Senior Notes due August 15, 2016	$400,000,000	0.375% due February 15, 2016	FIT1	+ 160	4	$20

(1)          At the time of the issuance of the Senior Notes, the issuer, CommonWealth REIT, was then known as HRPT Properties Trust.

(2)          This is the Bloomberg Reference Page to be used to spot the Reference U.S. Treasury Security as of the price determination date.

(3)          If any Senior Notes are purchased in the Offer, Senior Notes tendered at or prior to the Early Tender Date (as defined herein) will be accepted for purchase in priority to other Senior Notes tendered after the Early Tender Date even if such Senior Notes tendered after the Early Tender Date have a higher acceptance priority level than Senior Notes tendered prior to the Early Tender Date.

(4)          Per $1,000 principal amount of Senior Notes accepted for purchase.  The Total Consideration (as defined herein) for each of the $1,000 principal amount of Senior Notes validly tendered and accepted for payment pursuant to the Offer will be determined by the Dealer Managers (as defined herein) in the manner described in the offer to purchase by reference to a fixed spread specified for the Series over the reference yield based on the bid-side price of the Reference U.S. Treasury Security specified in the table above on the price determination date.  Holders of Senior Notes that are validly tendered and not validly withdrawn before the Early Tender Date and accepted for purchase will receive the Total Consideration, which includes an early tender premium of $20 per $1,000 principal amount of Senior Notes accepted for purchase.

The Offer is subject to an aggregate purchase limit of US$450,000,000 in aggregate principal amount of Senior Notes (the “Maximum Tender Amount”). The Offer will expire at midnight, New York City time, at the end of March 22, 2013, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders must validly tender and not validly withdraw their Senior Notes at or prior to

5:00 p.m., New York City time, on March 8, 2013, unless extended (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the Total Consideration (defined below), which includes an early tender premium of $20 per $1,000 principal amount of Senior Notes accepted for purchase (the “Early Tender Premium”).

Holders who validly tender their Senior Notes after the Early Tender Date will be eligible to receive only an amount equal to the Total Consideration minus the Early Tender Premium (the “Tender Offer Consideration”).

Senior Notes may be validly withdrawn at any time before 5:00 p.m., New York City time, March 8, 2013, unless such date and time is extended by us, but not thereafter.

The “Total Consideration” for each $1,000 principal amount of Senior Notes validly tendered and accepted for payment pursuant to the Offer will be determined in the manner described in the tender offer documents by reference to a fixed spread specified for the series over the yield based on the bid-side price of the Reference U.S. Treasury Security specified in the table above, as calculated by Citigroup Global Markets Inc. and RBC Capital Markets, LLC (the “Dealer Managers”), in accordance with standard market practice, at 2:00 p.m., New York City time, on March 11, 2013.  Holders will also receive accrued and unpaid interest thereon up to, but excluding, the date of payment of the applicable consideration for such Senior Notes accepted for purchase in the Offer.

The Offer is being made on terms, including at acceptance priority and proration, and is subject to the satisfaction of certain conditions, including a financing condition, as specified in the tender offer documents.

Information relating to the Offer

The tender offer documents for all of the Senior Notes are being distributed to holders beginning today. Citigroup Global Markets Inc. and RBC Capital Markets, LLC are the Dealer Managers for the Offer. Investors with questions regarding the Offer may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) and RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7822 (collect). Global Bondholder Services Corp. is the tender agent and information agent for the Offer and can be contacted at (212) 430-3774 or (866) 952-2200 (toll-free).

None of CommonWealth, the tender agent, the information agent, or the Dealer Managers makes any recommendation as to whether holders of Senior Notes referred to in this press release should tender their Senior Notes in the Offer. This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Senior Notes. The full details of the Offer for the Senior Notes, including complete instructions on how to tender Senior Notes, will be included in the offer to purchase, the letter of transmittal and related materials. Holders are strongly encouraged to read carefully the offer to purchase and letter of transmittal and any other related materials, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they will contain important information.

Holders may obtain a copy of the tender offer documents, free of charge, from Global Bondholder Services Corp., the tender agent and information agent in connection with the Offer, by calling toll-free at (866) 952-2200 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Offer.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON COMMONWEALTH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED. FOR EXAMPLE, ALTHOUGH THIS PRESS RELEASE REFERS TO AN OFFER FOR A MAXIMUM OF $450,000,000 OF SENIOR NOTES, COMMONWEALTH MAY PURCHASE FEWER SENIOR NOTES, TERMS OF THE OFFER MAY CHANGE OR THE OFFER MAY BE TERMINATED. IN ADDITION, THE OFFER IS SUBJECT TO A FINANCING CONDITION THAT MAY NOT

BE COMPLETED. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENT.

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